As filed with the Securities and Exchange Commission on February 24, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARMSTRONG WORLD INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	23-0366390
(State of Incorporation)	(I.R.S. Employer Identification No.)

2500 Columbia Avenue

P.O. Box 3001

Lancaster, Pennsylvania 17603

Telephone: (717) 397-0611

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mark A. Hershey

Senior Vice President, General Counsel and Chief Compliance Officer

Armstrong World Industries, Inc.

2500 Columbia Avenue

P.O. Box 3001

Lancaster, Pennsylvania 17603

Telephone: (717) 397-0611

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

James W. McKenzie, Jr.

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103

Telephone: (215) 963-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)(2)	Amount to be Registered(1)(2)	Proposed Maximum Offering Price per Unit(1)(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Primary Offering:
Common Shares
Debt Securities
Total

(1)	Not required to be included pursuant to Form S-3 General Instruction II.E.
(2)	Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at currently indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange, conversion, redemption or repurchase of securities offered hereunder, including under any applicable anti-dilution provisions. Separate consideration may or may not be received for securities that are issuable upon such exercise, settlement, conversion, exchange, redemption or repurchase of other securities.
(3)	In accordance with Rules 456(b) and 457(r) under the Securities Act the Registrant is deferring payment of the entire registration fee.

PROSPECTUS

ARMSTRONG WORLD INDUSTRIES, INC.

COMMON SHARES

DEBT SECURITIES

We may offer and sell, from time to time in one or more offerings, any combination of common shares and debt securities on terms to be determined at the time of offering. The selling shareholders may also offer and sell, from time to time in one or more offerings, common shares. We will not receive any of the proceeds from the sale of our common shares by selling shareholders.

This prospectus describes some of the general terms that may apply to these securities. We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of the offering, including in the case of an offering by a selling shareholder the identity of, and specific information required with respect to, the selling shareholder. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

We or the selling shareholders may offer and sell these securities through underwriters, dealers or agents or directly to purchasers, on a continuous or delayed basis. The securities may also be resold by selling shareholders. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common shares are listed on the New York Stock Exchange, or the NYSE, under the trading symbol “AWI.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves risks. You should read the section entitled “Risk Factors” beginning on page 3 before buying our securities. This information may also be included in any supplement and/or may be incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 24, 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a “well known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under the shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings, and any selling shareholders named in a prospectus supplement may offer from time to time, in one or more offerings, our common shares.

This prospectus only provides you with a general description of the securities we and the selling shareholders may offer. Each time we or any selling shareholders sell securities described in the prospectus we will provide a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered, and in the case of a sale by a selling shareholder, the identity of, and specific information required with respect to, the selling shareholder. The prospectus supplement may also add, update or change information contained in this prospectus. Before making your investment decision, you should carefully read both this prospectus and any accompanying prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” on page 19 of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus. Neither we nor the selling shareholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the selling shareholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

Neither this prospectus nor any accompanying prospectus supplement contains all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents. Such summaries are not complete and are subject to, and qualified in their entirety by reference to, the actual agreements or documents filed with the SEC.

You should not assume that the information in the registration statement, this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document or that information incorporated by reference into this prospectus or any prospectus supplement is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such date.

In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms “Armstrong,” the “Company,” “we,” “us” and “our” to refer to Armstrong World Industries, Inc. and its direct and indirect subsidiaries.

ARMSTRONG WORLD INDUSTRIES, INC.

We are a leading global producer of flooring products and ceiling systems for use primarily in the construction and renovation of residential, commercial and institutional buildings. We design, manufacture and sell flooring products (primarily resilient and wood) and ceiling systems (primarily mineral fiber, fiberglass and metal) around the world. As of December 31, 2014 we operated 31 manufacturing plants in eight countries, including 20 plants located throughout the United States.

Our principal executive offices are located at 2500 Columbia Avenue, P.O. Box 3001, Lancaster, Pennsylvania 17603, and our telephone number at that address is (717)-397-0611. Our website address is www.armstrong.com. The information on, or accessible through, our website is not part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the securities offered by this prospectus.

RISK FACTORS

Before making an investment decision you should consider the specific risks and “Risk Factors” described in our Annual Report on Form 10-K for the year ended December 31, 2014, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC that are incorporated by reference in this prospectus. See “Where You Can Find More Information” beginning on page 19 of this prospectus. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects and could result in a partial or complete loss of your investment. You should also review the cautionary statement in this prospectus under the caption “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes, which may include the repayment or refinancing of outstanding indebtedness and the financing of future acquisitions. We will have significant discretion in the use of any net proceeds. The net proceeds may be invested temporarily in interest-bearing accounts and short-term interest-bearing securities until they are used for their stated purpose. We will not receive any proceeds in the event that the securities are sold by a selling shareholder.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for the year ended December 31, 2014 and for the years 2010-2013 are included as an exhibit to Annual Report on Form 10-K for the year ended December 31, 2014 and are incorporated in this prospectus by reference.

DESCRIPTION OF CAPITAL STOCK

Set forth below is a summary description of the material terms of our capital stock. This description is qualified in its entirety by reference to our amended and restated articles of incorporation, or the Articles, and amended bylaws, or the Bylaws.

Authorized Capital Stock

As of the date of this prospectus, our authorized capital stock under our Articles consists of:

•	200,000,000 common shares, par value $0.01 per share; and

•	15,000,000 preferred shares, without par value.

Common Shares

As of the date of this prospectus, there were outstanding approximately 55,150,000 common shares (excluding unvested restricted shares). All of the common shares outstanding on the date of this prospectus are validly issued, fully paid and non-assessable under the Business Corporation Law of 1988 of the Commonwealth of Pennsylvania, or the PBCL.

Holders of our common shares are entitled to one vote per share on all matters (including the election of directors) on which any of our shareholders are entitled to vote.

Subject to applicable law and any preference rights of holders of our preferred shares that we may issue in the future, the holders of our common shares are entitled to receive dividends, if any, when and as declared from time to time by our board of directors, or Board, out of assets legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of our common shares are entitled to share ratably in all assets remaining after the payment of liabilities, subject to the rights of any holders of preferred shares that we might have issued prior to such distribution.

The holders of common shares have no preemptive, subscription, redemption or conversion rights. There are no sinking fund provisions applicable to our common shares. Any common shares sold under this prospectus will be fully paid and non-assessable upon issuance against full payment of the purchase price for such shares.

Our common shares are listed on the NYSE under the symbol “AWI.”

As of February 23, 2015, the closing price of our common shares on the NYSE was $55.95 per share and we had approximately 330 holders of record of our common shares.

Preferred Shares

The Board has the authority, without action by our shareholders, to issue preferred shares and to fix voting powers for each class or series of preferred shares, and to provide that any class or series may be subject to redemption, entitled to receive dividends, entitled to rights upon dissolution or convertible into, or exchangeable for, shares of any other class or classes of capital stock. The rights with respect to a series or class of preferred shares may be greater than the rights attached to our common shares. It is not possible to state the actual effect of the issuance of any of our preferred shares on the rights of holders of our common shares until our Board determines the specific rights attached to such preferred shares. The effect of issuing preferred shares could include one or more of the following:

•	restricting dividends in respect of our common shares;

•	diluting the voting power of our common shares or providing that holders of preferred shares have the right to vote on matters as a class;

•	impairing the liquidation rights of our common shares; or

•	delaying or preventing a change of control of us.

Registration Rights

We are a party to the Stockholder and Registration Rights Agreement, dated as of October 2, 2006, between us and the Armstrong World Industries, Inc. Personal Injury Settlement Trust, or the Asbestos PI Trust. Certain of the provisions of our Articles and Bylaws regarding the rights, powers or privileges, or limitations on the rights, powers or privileges, of the Asbestos PI Trust described above are also contained in this agreement, which also contains certain other provisions governing our relationship with the Asbestos PI Trust. A copy of the Stockholder and Registration Rights Agreement is attached hereto as an Exhibit 4.3.

Anti-Takeover Effects of Certain Provisions

The following is a summary of certain provisions of the PBCL and our Articles and Bylaws that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a shareholder might consider to be in its best interest, including those attempts that might result in a premium over the market price for the shares.

Authorized but Unissued Shares

Our authorized but unissued common shares will be available for future issuance without approval by our shareholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of our authorized but unissued common shares could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.

Pennsylvania Anti-Takeover Statutes

We are organized under Pennsylvania law. In general, a corporation organized under Pennsylvania law is subject to various “anti-takeover” provisions of the PBCL unless the corporation’s articles of incorporation or, in certain cases, bylaws explicitly provide that these provisions shall not apply to the corporation or another statutory exception applies. These “anti-takeover” provisions may delay or prevent a transaction that would cause a change in our control and they seek to discourage certain fundamental changes, control transactions, business combinations and control-share acquisitions as well as to protect registered corporations from being exposed to and paying “greenmail.”

Our Articles explicitly provide that Subchapters 25D, 25E, 25F, 25G and 25H of the PBCL, the “anti-takeover” statutes, will not apply to us, except as may be required by law.

Other Provisions of Our Articles and Bylaws

Pursuant to our Articles, special meetings of shareholders can be called only by shareholders holding at least 20% of voting shares. In addition, our Bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of candidates for election of directors, other than nominations made by, or at the direction of, our Board. These requirements may impede shareholders’ ability to call special meetings, bring matters before a meeting of shareholders or make nominations for directors at a meeting of shareholders.

Our Articles do not provide for cumulative voting in the election of directors. Because cumulative voting might otherwise permit an insurgent to gain Board representation even though it only owns a minority interest, the inability of our shareholders to vote cumulatively may impede or delay attempts to change of control of us.

Our Bylaws include provisions eliminating the personal liability of our directors and provisions indemnifying our directors and officers, in each case to the fullest extent permitted by Pennsylvania law. The limitation of liability and indemnification provisions in our Bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though a derivative action, if successful, might otherwise benefit us and our shareholders. In addition, the value of investments in our securities may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Our Articles may be amended, altered or repealed as provided by the PBCL with the exception that certain provisions regarding (i) the number, terms of office and removal of directors, (ii) special meetings of shareholders, and (iii) shareholder action by written consent and may only be amended, modified or repealed by affirmative vote or written consent of the holders of at least 80% of our outstanding common shares.

Our Bylaws may be amended, modified or repealed by either a (i) a majority vote of holders of the outstanding shares entitled to vote on the matter or (ii) majority vote of the total number of directors on the Board, except as otherwise provided by the PBCL, the Articles or as is otherwise qualified in the Bylaws. Until no shareholder beneficially owns at least 20% of our common shares, the affirmative vote of at least 80% of shareholders is required for changes to certain provisions of the Bylaws, including provisions concerning director independence, shareholder voting at special meetings and action by written consent, Board size and appointments to our nominating and governance committee.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219, telephone (718) 921-8261.

DESCRIPTION OF DEBT SECURITIES

We may offer senior unsecured debt securities, which may be issued in one or more series.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities will be described in the applicable prospectus supplement. The form of indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and any related securities documents and terms made a part of the indenture by the Trust Indenture Act of 1939. You should read the summary below, the applicable prospectus supplement and the provisions of the indenture and any related security documents, if any, in their entirety before investing in our debt securities. Capitalized terms used in the summary have the meanings specified in the indenture.

The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title of the series of debt securities;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security and release of the guarantees), if any;

•	the purchase price, denomination and any limit upon the aggregate principal amount of the series of debt securities;

•	the date or dates on which the principal of and premium, if any, on the series of debt securities is payable or the method of determination thereof;

•	the interest rate(s) at which the series of debt securities will bear interest or the method for determining the interest rate(s), the date or dates from which such interest will accrue or the method for determining that date or those dates, the dates on which interest will be payable and the regular record date, if any, for the interest payable on any interest payment date;

•	the place or places where the principal, any premium and any interest on the series of debt securities will be payable;

•	the place or places where the series of debt securities may be exchanged or transferred;

•	any redemption or early repayment provision;

•	our obligation or right to redeem, purchase or repay the series of debt securities under a sinking fund or analogous provision;

•	authorized denominations;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the series of debt securities will be payable;

•	the portion of the principal amount that will be payable upon declaration of acceleration in connection with the occurrence of an event of default or the method by which such portion will be determined;

•	any covenants applicable to the series of debt securities being issued, any defaults and events of default applicable to the series of debt securities being issued, and whether those additional or modified events of default or covenants are subject to covenant defeasance;

•	whether provisions relating to covenant defeasance and legal defeasance apply to that series of debt securities;

•	the identity of the registrar and any paying agent;

•	whether such debt securities will be issued in whole or in part in the form of one or more global securities, the identity of the depositary for global securities, the form of any legends borne by the global securities and the terms upon which beneficial interests in a global security may be exchanged in whole or in part for beneficial interests in individual definitive securities;

•	whether the series of debt securities are convertible or exchangeable into other securities; and

•	additional terms not inconsistent with the provisions of the indenture.

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture. In addition, we will describe in the applicable prospectus supplement, material U.S. federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars.

Unless we inform you otherwise in a prospectus supplement, debt securities will be issued in fully registered form without coupons and in denominations of $2,000 and multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

SELLING SHAREHOLDERS

Selling shareholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, common shares in various private transactions. Such selling shareholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling shareholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each of the selling shareholders and the number of common shares beneficially owned by such selling shareholders prior to the offering covered by such prospectus supplement, the number of common shares owned by such selling shareholders that are offered for the selling shareholders’ account in the prospectus supplement and the amount and (if more than one percent) the percentage of our common shares to be owned by such selling shareholder after completion of the offering. The applicable prospectus supplement will also disclose whether any of the selling shareholders has held any position or office with, has been employed by or otherwise has had a material relationship with us or any of our predecessors or affiliates during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

We or any selling shareholders may sell the applicable securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more purchasers;

•	through agents;

•	to or through underwriters, brokers or dealers; or

•	through a combination of any of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus and the manner in which the selling shareholders may sell our common shares, include, without limitation:

•	block trades in which a broker-dealer will attempt to sell as agent but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We or the selling shareholders may also enter into hedging transactions. For example, we or any selling shareholders may:

•	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of our common shares pursuant to this prospectus, in which case such broker-dealer or affiliate may use common shares received from us or the selling shareholders, as applicable, to close out its short positions;

•	sell securities short and redeliver such shares to close out our or the selling shareholders’ short positions;

•	enter into options or other types of transactions that require us or the selling shareholders, as applicable, to deliver common shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the common shares under this prospectus; or

•	loan or pledge the common shares to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we or any selling shareholders may enter into derivative or hedging transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell the applicable securities covered by and pursuant to this prospectus and an applicable prospectus or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or any selling shareholders or others to settle such sales and may use securities received from us or any selling shareholder to close out any related short positions. We or any selling shareholders may also loan or pledge securities covered by this prospectus and an applicable prospectus or pricing supplement, as the case may be, to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus or pricing supplement, as the case may be.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, any selling shareholders, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Any selling shareholders, underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us or any selling shareholders and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We or the selling shareholders will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We or the selling shareholders may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we or the selling shareholders will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We or the selling shareholders may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We or the selling shareholders may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us or any selling shareholders. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus or pricing supplement, as the case may be, will identify any such remarketing firm and describe the terms of its agreement, if any, with us or any selling shareholders, including its compensation.

In connection with offerings made through underwriters or agents, we or the selling shareholders may enter into agreements with such underwriters or agents pursuant to which we or the selling shareholders receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short-sale transactions. If so, the underwriters or agents may use the securities received from us or any selling shareholders under these arrangements to close out any related open borrowings of securities.

Dealers

We or the selling shareholders may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us or any selling shareholders at the time of resale. Dealers engaged by us or any selling shareholders may allow other dealers to participate in resales.

Direct Sales

We or the selling shareholders may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We or the selling shareholders may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and any commissions payable on the solicitations.

We or the selling shareholders will enter into such delayed contracts only with institutional purchasers of which we or the selling shareholders, as applicable, approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We or the selling shareholders may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us or any selling shareholders in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of debt securities on any securities exchange or quotation system; any such listing with respect to any debt securities will be described in the applicable prospectus or pricing supplement, as the case may be.

In connection with any offering of common shares, debt securities or securities that provide for the issuance of our common shares upon conversion, exchange or exercise, as the case may be, the underwriters may purchase and sell our common shares or our debt securities in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common shares in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short position involve either purchases of our common shares in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing our common shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there may be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania will provide an opinion on the validity of the securities. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and schedule of Armstrong World Industries, Inc. and subsidiaries as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, any accompanying prospectus or pricing supplements and the documents incorporated therein by reference may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding our intent, belief or expectations, including, but not limited to, our expectations concerning the U.S. residential market and its effect on our operating results, our expectations regarding our revenue opportunities from commercial renovation and new commercial construction inside the United States; our expectations regarding the payment of dividends; and our ability to increase revenues, earnings, EBITDA, (as such terms are defined by incorporation by reference herein). Words such as “anticipate,” “expect,” “intend,” “plan,” “target,” “project,” “predict,” “believe,” “may,” “will,” “would,” “could,” “should,” “seek,” “estimate” and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Factors that could have a material adverse effect on our operations and future prospects or which could cause actual results to differ materially from our expectations include, but are not limited to, global economic conditions including inflation, deflation, interest rates, availability of capital, consumer spending rates, energy availability and costs, and the effects of governmental initiatives to manage economic conditions; the risk that downturns in construction activity could adversely affect our financial condition, liquidity and results of operations; the possibility that competition can reduce demand for our products or cause us to lower prices; the risk that we may have a loss, reduction of fluctuation of sales to one of our major customers; the risk that our plan to separate into two publicly-traded companies is uncertain and may not be completed as planned or on the expected timeline, or at all, or if completed could adversely affect our business; the risk that the availability of raw materials and energy decreases or that the costs of these materials increase and we are unable to pass along the increased costs; the possibility that a number of covenants contained in the agreements that govern our indebtedness, impose significant operating and financial restrictions on our business, including restrictions on our ability to engage in activities that may be in our best long-term interests; the risk that our indebtedness and degree of leverage could adversely affect our cash flow and our ability to operate our business, make payments on our indebtedness and declare dividends on our capital stock; the possibility that our indebtedness may increase our vulnerability to negative unforeseen events; the risk that our decision to exit our European flooring business could result in potential claims and liabilities arising from the insolvency proceedings initiated by our former management in Germany; a change in our joint venture partner Worthington Industries, Inc. that adversely impacts our relationship with respect to our WAVE joint venture; the risk that we may be subject to liability and may make substantial future expenditures to comply with environmental laws and regulations; changes in the political, regulatory and business environments of our international markets, including changes in trade regulations, and changes in foreign currency exchange rates, interest rates and commodity prices; the risk that our pursuit of strategic transactions could create risks and present unforeseen integration obstacles or costs; the risk that the costs of construction and operation of our new manufacturing plants may exceed our projections; the risk that our recorded deferred tax assets are not realizable; the risk of negative tax consequences; the risk that adverse judgments in regulatory actions, product claims and other litigation may not be covered by insurance in all circumstances; the risk that increased costs of labor, labor disputes, work stoppages or union organizing activity could delay or impede production and reduce sales and profits; the risk that our intellectual property rights do not provide meaningful commercial protection for our products or brands; the risk that our decision to outsource our information technology infrastructure and certain finance and accounting functions will make us more dependent upon third parties; the risk that our cost saving initiatives may not achieve expected savings in our operating costs or improve operating results; and other risks detailed from time to time in our filings with the SEC, press releases and other communications, including those set forth under “Risk Factors” included elsewhere in this prospectus and in the documents incorporated by reference in this prospectus. Such forward looking statements speak only as of the date of this prospectus. We expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may inspect without charge any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site, www.sec.gov , that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us.

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplements, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus and information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus and any accompanying prospectus supplement the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	Annual Report on Form 10-K for the year ended December 31, 2014, filed on February 23, 2015; and

•	The description of our common shares set forth in our registration statement on Form 8-A filed on October 10, 2006, and any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 of Form 8-K (including related exhibits), which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference in this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents).

You may request a copy of these documents by writing or telephoning us at:

Armstrong World Industries, Inc.

2500 Columbia Avenue

P.O. Box 3001

Lancaster, Pennsylvania 17603

717-397-0611

Attn: Mark A. Hershey

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered hereby. All amounts are estimates:

	Amount to be Paid
SEC Registration Fee		(1)
Accounting Fees and Expenses		(2)
Legal Fees and Expenses		(2)
Printing Expenses		(2)
Transfer Agent, Registrar and Trustee Fees		(2)
Rating Agency Fees		(2)
Miscellaneous Expenses		(2)

Total		(2)

(1)	Because this registration statement covers an indeterminate amount of securities, the SEC registration fee is not currently determinable. Such fee is deferred in accordance with Rules 456(b) and Rule 457(r) of the Securities Act.
(2)	These fees and expenses are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Armstrong’s Articles provide that we shall, to the fullest extent permitted by law from time to time in effect, indemnify persons who serve as our directors and officers and shall advance to them expenses incurred in defending or responding to claims, actions, investigations, inquiries and other proceedings. Furthermore, our Articles allow us to indemnify our officers, directors, employees and agents to the fullest extent provided by law. We are a Pennsylvania corporation. Chapter 17, Subchapter D of the PBCL contains provisions permitting the indemnification of officers and directors of a Pennsylvania corporation.

Section 1741 of the PBCL provides that, unless otherwise restricted in a corporation’s bylaws, a business corporation shall have the power to indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or competed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 1742 of the PBCL provides that, unless otherwise restricted in a corporation’s bylaws, in the case of actions by or in the right of the corporation, a corporation may indemnify any person who was, or is threatened to be, made a party to such transaction only against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action and only if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that no such indemnification is permitted with respect to any claim, issue or matter as to which such person is adjudged to be liable to the corporation, except to the extent that a court determines that such person is fairly and reasonably entitled indemnification under the circumstances.

Section 1743 of the PBCL provides that, to the extent that a representative of a business corporation has been successful on the merits or otherwise in defending any action referred to in Section 1741 and 1742 (even one on behalf of the corporation), he is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred in connection with such action.

Section 1745 of the PBCL permits the advancement of expenses (including attorneys fees) incurred in defending any action in advance of the final disposition of the action upon receipt by the corporation of an undertaking by the representative to repay the amount if it’s ultimately determined that such person is not entitled to indemnification under the PBCL.

Section 1746 of the PBCL provides that the indemnification and advancement of expenses provided for under the PBCL is not exclusive of any other rights of indemnification, provided that the broad authority to indemnify officers and directors granted under this section is not available in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Section 1747 of the PBCL provides that a corporation may maintain insurance on behalf of any person who is or was a representative of the corporation, whether or not the corporation would have the power to indemnify against such liabilities under the PBCL.

Our Articles and Bylaws provide that none of our directors shall be personally liable, as such, for monetary damage for any action taken by him or her unless he or she (i) has breached or failed to perform the fiduciary duties of his or her office under the PBCL and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness, except as otherwise specifically provided by the PBCL. The PBCL and the Bylaws further provide that the foregoing shall not eliminate or limit the liability of a director (i) for any responsibility or liability of such director pursuant to any criminal statute or (ii) for any liability of a director for the payment of taxes pursuant to local, state or federal law.

Our Bylaws provide that we shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to or otherwise involved in (as a witness or otherwise) an action, suit or proceeding (whether civil, criminal, administrative, legislative or investigative, and whether by or in our right or otherwise asserted) by reason of the fact that the person (i) is or was our director or officer or (ii) while serving as our director or officer, either (A) serves or served as a director, officer, partner, member, trustee, employee or agent of any of our subsidiaries or any of our other related enterprises, at our request or in connection with our related employee benefit plan, any of our subsidiaries or any such enterprise, or (B) serves or served as a director, officer, partner, member, trustee, employee or agent of any other unrelated enterprise (including any charitable organization) in furtherance of our interests, and at our specific written request, or in connection with a related employee benefit plan of such enterprise, against any expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in defending or responding to any such pending or threatened action, suit or proceeding (including any incurred in connection with any actions brought by us or in our right). Our Bylaws generally parallel the PBCL with respect to advancement of expenses (Section 1745) and non-exclusivity of indemnification provisions (Section 1746).

Furthermore, our Bylaws provide that we may, upon authorization by the board of directors, the President or any other officer designated by the board of directors, indemnify, or agree to indemnify, and advance expenses to any person who is or was our employee or agent or any of our subsidiaries to the same extent (or any lesser extent) to which it may indemnify and advance expenses to one of our directors or officers in accordance with subsection 2(b) above.

We maintain directors’ and officers’ liability insurance for expenses for which indemnification is permitted by the PBCL. These insurance policies insure us against amounts for which we may become obligated to pay as indemnification to directors and officers and insures our directors and officers against losses (except fines, penalties, and other matters uninsurable under law) arising from any claim made against them on account of any alleged “wrongful act” in their official capacity. A wrongful act is defined as “any breach of any duty, neglect, misstatement, misleading statement, omission or other act done or wrongfully attempted by the directors and officers or so alleged by any claimant or any matter claimed against them solely by reason of their being such directors or officers,” subject to certain exclusions. Directors and officers are also insured against losses (except fines, penalties, and other matters uninsurable under law) arising out of the insured’s breach of fiduciary duty, subject to certain exclusions.

We have entered into separate indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law against any and all reasonable fees and expenses, including attorney’s experts’, mediators’ and arbitrator’s fees and expenses and court costs, and any and all liability and loss, including damages, judgments, fines, Employee Retirement Income Security Act, or ERISA, excise taxes or penalties and amounts to be paid in settlement of any claim, provided that we shall not indemnify the director or executive officer in connection with (a) any damages or disgorgement or other accounting of profits from an actual violation of Section 16(b) of the Exchange Act or (b) any proceeding initiated by the director or executive officer unless such proceeding is to enforce such person’s right to advancement or indemnification under the agreement or otherwise authorized by the Board. The indemnification agreements provide for the advancement or payment of all expenses to the indemnified persons and for reimbursement to us if it is found that such indemnified persons are not entitled to such indemnification under applicable law.

Item 16.	Exhibits.

The exhibits to this registration statement are listed in the “Exhibit Index” following the signature pages hereto and are incorporated by reference herein.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(A)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(D)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Commonwealth of Pennsylvania, on the 24th of February, 2015.

ARMSTRONG WORLD INDUSTRIES, INC.

By:	/s/ Matthew J. Espe
Name:	Matthew J. Espe
Title:	President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Mark A. Hershey, Senior Vice President, General Counsel and Chief Compliance Officer, and Christopher S. Parisi, Vice President, Associate General Counsel and Secretary, and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Matthew J. Espe Matthew J. Espe	President, Chief Executive Officer and Director (Principal Executive Officer)	February 24, 2015

/s/ David S. Schulz David S. Schulz	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	February 24, 2015

/s/ Stephen F. McNamara Stephen F. McNamara	Vice President and Controller (Principal Accounting Officer)	February 24, 2015

/s/ Stanley A. Askren Stanley A. Askren	Director	February 24, 2015

/s/ James J. Gaffney James J. Gaffney	Director	February 24, 2015

Name	Title	Date

/s/ Tao Huang Tao Huang	Director	February 24, 2015

/s/ Michael F. Johnston Michael F. Johnston	Director	February 24, 2015

/s/ Jeffrey Liaw Jeffrey Liaw	Director	February 24, 2015

/s/ Larry S. McWilliams Larry S. McWilliams	Director	February 24, 2015

/s/ James C. Melville James C. Melville	Director	February 24, 2015

/s/ James J. O’Connor James J. O’Connor	Director	February 24, 2015

/s/ John J. Roberts John J. Roberts	Director	February 24, 2015

/s/ Gregory P. Spivy Gregory P. Spivy	Director	February 24, 2015

/s/ Richard E. Wenz Richard E. Wenz	Director	February 24, 2015

EXHIBIT INDEX

Exhibit Number

1.1**	Form of Underwriting Agreement for equity securities.

1.2**	Form of Underwriting Agreement for debt securities.

3.1	Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 2, 2006).

3.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 28, 2014).

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A (No. 001-02116) filed on October 10, 2010)).

4.2**	Form of debt securities.

4.3	Stockholder and Registration Rights Agreement, dated as of October 2, 2006, by and among the Company and Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on October 2, 2006).

4.4*	Form of Indenture.

5.1*	Opinion of Morgan, Lewis & Bockius LLP.

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014).

23.1*	Consent of KPMG LLP.

23.2*	Consent of KPMG LLP.

23.3	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereto).

25.1***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939.

*	Filed herein.
**	To be filed by post-effective amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
***	Where applicable, to be filed subsequently in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.